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                                                                      Exhibit 10
                                SECOND AMENDMENT
                         RECEIVABLES PURCHASE AGREEMENT


     Second Amendment to Receivables Purchase Agreement dated as of March 31, 1995 (the "SECOND AMENDMENT"), by and among HBO & COMPANY OF GEORGIA, a Delaware corporation (the "SELLER"), THE FIRST NATIONAL BANK OF BOSTON, NATIONSBANK OF GEORGIA, N.A. and the other financial institutions which may become party to the Purchase Agreement (as hereinafter defined) (the "PURCHASERS") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Purchasers (in such capacity, the "AGENT"), amending certain provision of the Receivables Purchase Agreement dated as of June 30, 1994 (as amended by the First Amendment to Receivables Purchase Agreement dated as of September 30, 1994 and as further amended and in effect from time to time, the "PURCHASE AGREEMENT") by and among the Seller, the Purchasers and the Agent. Terms not otherwise defined herein which are defined in the Purchase Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Seller, the Purchasers and the Agent have agreed to modify certain terms and conditions of the Purchase Agreement as specifically set forth in this Second Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO SCHEDULE I OF THE PURCHASE AGREEMENT. Schedule I of the Purchase Agreement is hereby amended as follows:

     (a) the definition of "by inserting the following definitions in the appropriate alphabetical order:

          ADJUSTMENT DATE means the first day of the month immediately following the month in which a Compliance Certificate (as defined in Section 9.4(c) of the Bank Credit Agreement) is to be delivered by the Seller pursuant to
     Section 7.01(i).

          AGGREGATE PURCHASERS' INVESTMENTS has the meaning set forth in Section 2.03

          APPLICABLE MARGIN means for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Seller's Funded Debt Ratio, as determined for the fiscal period of the Seller and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.



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               Funded Debt
                  Ratio                                Program Fee
               -------------                          --------------

             Greater than 3.00:1.00                         2%

             Greater than 1.50:1.00 but less
              than or equal to 3.00:1.00                    1.50%

             Greater than 1.00:1.00 but less
              than or equal to 1.50:1.00                    1.30%

             Greater than 0.75:1.00 but less
              than or equal to 1.00:1.00                    1.15%

             Greater than 0.25:1.00 but less
              than or equal to 0.75:1.00                    1.00%

             0.25:1.00 or less                              0.80%


          Notwithstanding the foregoing, (a) the Applicable Margin for any Undivided Interest until the first Adjustment Date to occur after the fiscal quarter ending June 30, 1995 shall be 1.00% and (b) if the Seller fails to deliver any Compliance Certificate pursuant to Section 7.01(i) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

          CONSOLIDATED OPERATING CASH FLOW has the meaning as defined in the Bank Credit Agreement.

          FUNDED DEBT has the meaning as defined in the Bank Credit Agreement.

          FUNDED DEBT RATIO means as of any date of determination, the ratio of
     (a) Total Funded Debt of the Seller and its Subsidiaries for such fiscal quarter to (b) Consolidated Operating Cash Flow of the Seller and its Subsidiaries for the immediately preceding four fiscal quarters.

          TOTAL FUNDED DEBT means as of any date of determination, the sum of
     (a) Funded Debt, PLUS (b) the Aggregate Purchasers' Investment, PLUS (c) capitalized lease obligations of the Seller and its Subsidiaries, PLUS (d) all other liabilities of the Seller and its Subsidiaries which bear interest (other than liabilites consisting of operating leases), including but not limited to long-term liabilities.


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     (b)  the definition of "Program Fee" is hereby amended by deleting the number "1.50%" from the first sentence thereof and inserting in place thereof the words "the Applicable Margin".

     SECTION 2.     AMENDMENT TO SECTION 1.03(A) OF THE PURCHASE AGREEMENT.
Section 1.03(a) of the Purchase Agreement is hereby amended by deleting Section 1.03(a) in its entirety and restating it as follows:

          (a) PURCHASE LIMIT. The Aggregate Purchaser's Investment under this Agreement would exceed an amount (the "Purchase Limit") equal to $15,000,000 for each Purchaser, as such amount may be reduced pursuant to
     Section 1.05 and the Aggregate Purchasers' Investment under this Agreement would exceed an amount equal to $30,000,000.

     SECTION 3.     AMENDMENT TO SECTION 2.0 OF THE PURCHASE AGREEMENT.  Section
2.03 of the Purchase Agreement is hereby amended inserting at the end of Section
2.03 the following sentence: "The then sum of the Dollar amount of all the Aggregate Purchaser's Investments shall constitute the Aggregate Purchasers' Investments".

     SECTION 4. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall not become effective until the Agent receives, on or prior to March 31, 1995 the following:

     (a) a counterpart of this Second Amendment executed by the Seller, the Purchasers, the Agent and the guarantor specified on the last page hereof (the "Guarantor"); and

     (b) payment by the Sellers to the Agent in cash of an amendment fee in the amount of $25,000 for the pro rata accounts of the Purchasers.

     SECTION 5. CONDITIONS SUBSEQUENT. The Seller hereby agrees to deliver to the Agent on or prior to May 1, 1995 the following:

     (a) corporate resolutions of the Seller and the Guarantor authorizing the transactions contemplated by this Second Amendment; and

     (b) a secretary's certificate for each of the Seller and the Guarantor certifying as to the incumbency of the officers authorized to sign this Second Amendment, and no changes to the charter documents or by-laws have occurred since each of the Seller and the Guarantor last delivered such documents to the Agent.

The parties hereto hereby acknowledge and agree that a failure by the Seller to deliver the items listed above as required by this Section 4 shall constitute an Event of Default under the terms of the Purchase Agreement.

     SECTION 6. REPRESENTATIONS AND WARRANTIES. The Seller hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article 6 of the Purchase Agreement, PROVIDED, that all references therein to the Purchase Agreement shall refer to such Purchase Agreement as amended hereby.



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     SECTION 7.     RATIFICATION, ETC.  Except as expressly amended hereby, the
Purchase Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Purchase Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Purchase Agreement or any related agreement or instrument to the Purchase Agreement shall hereafter refer to the Purchase Agreement as amended hereby.

     SECTION 8. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Seller, the Guarantor or any rights of the Agent or the Purchasers consequent thereon.

     SECTION 9. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     SECTION 10. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.

                              HBO & COMPANY OF GEORGIA



                              By:   /s/ Jay P. Gilbertson
                              Title:


                              THE FIRST NATIONAL BANK
                               OF BOSTON, individually and
                                as Agent



                              By:
                                 ---------------------------
                              Title:


                              NATIONSBANK OF GEORGIA, N.A.



                              By:
                                 ---------------------------
                              Title:


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                            RATIFICATION OF GUARANTY

     The undersigned guarantor (the "Guarantor") hereby acknowledges and consents to the foregoing Second Amendment as of March 31, 1995 and agrees that the Guaranty dated as of June 30, 1994, in favor of the Agent for the benefit of the Agent and the Purchasers, and all other documents or instruments to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.



                              HBO & COMPANY



                              By:   /s/ Jay P. Gilbertson
                                 ---------------------------
                              Title:





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